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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our report dated August 4, 2000 on the financial statements of Computerm Corporation as of and for the year ended December 31, 1999 included herein and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
August 31, 2000